Regus

Online Office Agreement

English (US)

Agreement Date : December 13, 2012 **Confirmation No : 32768-324222**

Business Center Details

Business Center Details	
CO, Denver - 1600 Broadway	
Address	1600 Broadway Suite 1600 Denver COLORADO 80202 United States of America
Sales Manager	Paul Fowler

Client Details

Client Details	
Company Name	American Copper Corporation
Contact Name	Alex Stanbury
Address	195 Route 9 South Manalapan New Jersey 07726 United States of America
Phone	7973 714 325
Email	agbstanbury@gmail.com

Office Payment Details (exc. tax and exc. services)

Office Number	Number of people	Price per Office
1603	1	$ 789.00

Initial Payment :		
	First month's fee :	$ 0.00
	Service Retainer :	$ 1,578.00
	Total Initial Payment :	**$ 1,578.00**

Service Provision :	Start Date	14 January 2013	End Date	31 January 2014

All agreements end on the last calendar day of the month.

Comments:

* 1 Month Free - Total Savings of $ 789.00
Customer will get the 1st month office fee waived on the initial term.